FIRST AMENEDMENT TO THE NON-COMPETITION AGREEMENT WHEREAS, Patrick P. Beharelle (“Executive”) and TrueBlue, Inc. (the “Company”) entered into a Executive Non-Competition Agreement effective as of June 30, 2014 (“Agreement”); and WHEREAS, Executive and the Company would like to amend the Agreement as provided herein, in connection with Executive’s appointment as Chief Executive Officer of the Company and in coordination with a simultaneous amendment and restatement of Executive’s Employment Agreement with the Company; NOW, THEREFORE, effective September 18, 2018, the parties agreed that the Agreement is amended as follows: A. Section E.1 of the Agreement is amended in its entirety and replaced to read as follows: 1. Executive agrees that during Executive’s employment with Company and for a period of eighteen (18) months following the termination of Executive’s employment for any reason, Executive shall not, directly or indirectly, in any Business Area, engage in, work for, provide services to, own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, Executive of, independent contractor of, or consultant to, any Conflicting Organization. The restrictions in this Section I.E.1 include without limitation the solicitation on behalf of a Conflicting Organization of any Client located in any Business Area (e.g., Executive may not on behalf of a Conflicting Organization solicit a Client located within a Business Area by telephoning the Client from a site located outside the Business Area). B. In all other respects the Agreement effective June 30, 2014, is re-affirmed, acknowledged and agreed to by Executive and Company. IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written. EXECUTIVE COMPANY By: /s/ Patrick Beharelle By: /s/ James E. Defebaugh Name: Patrick Beharelle Name: James E. Defebaugh Date: Sept. 18, 2018 Title: EVP, General Counsel & Secretary Employment Agreement - 1 -